                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

     We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to Abbott Laboratories 401(k) Plan, of our reports dated January 26, 2001, and January 28, 2000 with respect to the financial statements of Knoll GmbH (formerly Knoll AG), Ludwigshafen, included in the Amendment No. 1 to the current Report on Form 8-K of Abbott Laboratories dated March 2, 2001.


Mannheim, Germany
August 23, 2001

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft


/s/ A. Muller                                        /s/ Ketterle
A. Muller                                            Ketterle
Wirtschaftsprufer                                    Wirtschaftsprufer
                                                     Certified Public Accountant



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